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                                                                    EXHIBIT 99.1

                       [CITIZENS BANCSHARES, INC. LOGO]

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS CALLED FOR OCTOBER 1, 1998

     The undersigned having received, together with the Joint Proxy Statement/Prospectus dated August 6, 1998, notice of the Special Meeting of Shareholders of Citizens Bancshares, Inc. ("Bancshares") to be held on October 1, 1998 at 7:00 p.m., hereby designates and appoints Marty E. Adams and James C. McBane as proxies for the undersigned, with full power of substitution, to exercise all the powers that the undersigned would have if personally present to act and to vote all of the shares that the undersigned is entitled to vote at the Bancshares Special Meeting, unless revoked, and at any adjournment or postponement thereof, such proxies being directed to vote as specified below on the following proposals:

MANAGEMENT RECOMMENDS A VOTE "FOR" PROPOSAL 1, PROPOSAL 2, PROPOSAL 3, PROPOSAL 4 AND PROPOSAL 5.

Proposal 1: To approve and adopt the Amended and Restated Agreement and Plan of
            Merger by and between Bancshares and Mid Am, Inc. ("Mid Am"), providing for the merger of Mid Am with and into Bancshares and certain related changes to the Bancshares Fifth Amended Articles of Incorporation and Code of Regulations, as amended.

             FOR              AGAINST               ABSTAIN
                 ----------           ---------             --------

Proposal 2: To approve and adopt an amendment to Article SIXTH of the Fifth
            Amended Articles of Incorporation (the "Control Share Acquisition Amendment").

             FOR              AGAINST               ABSTAIN
                 ----------           ---------             --------

Proposal 3: To approve and adopt the Amended and Restated 1998 Stock Option Plan for Non-Employee Directors.

             FOR              AGAINST               ABSTAIN
                 ----------           ---------             --------

Proposal 4: To approve and adopt the 1998 Stock Option Plan for Employees.

             FOR              AGAINST               ABSTAIN
                 ----------           ---------             --------

Proposal 5: To approve the adjournment of the Bancshares Special Meeting in order to allow the further solicitation of proxies.

             FOR              AGAINST               ABSTAIN
                 ----------           ---------             --------

The shares represented by this proxy will be voted as specified. If no specification is made, the shares will be voted for Proposal 1, for Proposal 2, for Proposal 3, for Proposal 4 and for Proposal 5. All proxies previously given are hereby revoked. Receipt of the accompanying Joint Proxy Statement/Prospectus is hereby acknowledged.

     The aforesaid proxies are hereby authorized to vote on any other matter that may properly come before the meeting at their discretion. An executed proxy may be revoked at any time prior to its exercise by submitting another proxy with a later date, by appearing in person at the Bancshares Special Meeting and advising the Secretary of the shareholder's intent to vote the share(s) or by sending a written, signed and
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dated revocation that clearly identifies the proxy being revoked to the principal executive offices of Bancshares at 10 East Main Street, Salineville, Ohio 43945, attention: Tracey L. Reeder, Assistant Corporate Secretary. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the proxy previously given is no longer effective.

Dated:
      ------------------------            Signature
                                                   -----------------------------

                                          Signature
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Please sign exactly as your name appears on your stock certificate(s) and return this proxy promptly in the accompanying envelope. If the shares are issued in the names of two or more persons, all persons should sign the proxy. If the shares are issued in the name of a corporation or partnership, please sign in the corporate name, by the president or other authorized officer, or in the partnership name, by an authorized person. When signing as attorney, executor, administrator, trustee, guardian or in any other representative capacity, please give your full title as such.

     PLEASE DATE, SIGN AND MAIL THIS PROXY TO BANCSHARES, ATTENTION TRACEY L. REEDER, 10 EAST MAIN STREET, SALINEVILLE, OHIO 43945. AN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.